                         NOTICE OF GUARANTEED DELIVERY
                                      for
                        TENDER OF SHARES OF COMMON STOCK
                                       of
                            DIGITAL LINK CORPORATION
     ----------------------------------------------------------------------
         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
     NEW YORK CITY TIME, ON OCTOBER 15, 1999, UNLESS THE OFFER IS EXTENDED.
--------------------------------------------------------------------------------

    This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if certificates evidencing shares of Common Stock, no par value per share (the "Shares"), of Digital Link Corporation, a California corporation (the "Company"), are not immediately available, or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary on or prior to the Expiration Date (as defined in the Offer to Purchase, dated September 10, 1999 (the "Offer to Purchase")). Such form may be delivered by hand or facsimile transmission or mail to the Depositary. See the information under the heading "The Tender Offer--Section 3. Procedure for Tendering Shares" of the Offer to Purchase.

                        THE DEPOSITARY FOR THE OFFER IS:

                        HARRIS TRUST COMPANY OF NEW YORK

            BY MAIL:               BY HAND/OVERNIGHT DELIVERY:

      Wall Street Station                 Receive Window
         P.O. Box 1023                  Wall Street Plaza
 New York, New York 10268-1023      88 Pine Street, 19th Floor
                                     New York, New York 10005

                          BY FACSIMILE TRANSMISSIONS:
                        (for Eligible Institutions only)
                                 (212)701-7636

                        FOR INFORMATION (CALL COLLECT):
                                 (212)701-7624

    DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

    THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" (AS DEFINED IN THE OFFER TO PURCHASE) UNDER THE INSTRUCTION THERETO, SUCH SIGNATURE GUARANTEES MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

    The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent's Message (as defined in the Offer to Purchase) and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

    The undersigned hereby tenders to DLZ Corp., a California corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal (which, as amended and supplemented from time to time, together constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedures described under the heading "The Tender Offer--Section 3. Procedure for Tendering Shares" of the Offer to Purchase.

-------------------------------------------

  Signature(s): ______________________________________________________________

                                         _____________________________________
  Name(s) of
  Record Holder(s): __________________________________________________________
                                     Please Type or Print

   __________________________________________________________________________

  Certificate Nos.
    (if available): __________________________________________________________

  Address: ___________________________________________________________________

  ____________________________________________________________________________
                                                                  Zip Code

  Area Code and
    Tel. No.: ________________________________________________________________

-------------------------------------------
-------------------------------------------

  If Shares will be delivered by book-entry transfer, provide the following information:

  Account Number: ____________________________________________________________

  / / The Depository Trust Company

  Date:_______________________________________________________________________

------------------------------------------

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    THE UNDERSIGNED, A BANK, BROKER, DEALER, CREDIT UNION, SAVINGS ASSOCIATION OR OTHER EQUITY WHICH IS A MEMBER IN GOOD STANDING OF THE SECURITIES TRANSFER AGENTS MEDALLION PROGRAM OR A BANK, BROKER, DEALER, CREDIT UNION, SAVINGS ASSOCIATION OR OTHER ENTITY WHICH IS AN "ELIGIBLE GUARANTOR INSTITUTION," AS SUCH TERM IS DEFINED IN RULE 17AD-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (EACH OF THE FOREGOING CONSTITUTING AN "ELIGIBLE INSTITUTION"), GUARANTEES THE DELIVERY TO THE DEPOSITARY OF THE SHARES TENDERED HEREBY, TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL (OR A MANUALLY SIGNED FACSIMILE THEREOF) AND ANY OTHER REQUIRED DOCUMENTS, OR AN AGENT'S MESSAGE (AS DEFINED IN THE OFFER TO PURCHASE) IN THE CASE OF A BOOK-ENTRY TRANSFER OF SHARES, ALL WITHIN THREE NASDAQ NATIONAL MARKET TRADING DAYS OF THE DATE HEREOF.

-------------------------------------------

  Name of Firm: ______________________________________________________________

  Address: ___________________________________________________________________
  ____________________________________________________________________________
                                                                  Zip Code
  Area Code and
    Tel. No.: ________________________________________________________________

-------------------------------------------
-------------------------------------------

  ____________________________________________________________________________

                              Authorized Signature

  Name: ______________________________________________________________________

                                  Please Print

  Title: _____________________________________________________________________

  Date: ______________________________________________________________________

------------------------------------------

       NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS FORM. CERTIFICATES
           FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.